UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2020
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Executive Officer Equity Awards
On November 17, 2020, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of Post Holdings, Inc. (the “Company”) approved awards of restricted stock units (“RSUs”) to certain executive officers under the Post Holdings, Inc. 2019 Long-Term Incentive Plan (the “Plan”). The RSUs awarded are settled in stock. The following table sets forth the RSUs which were awarded to the Company’s named executive officers:

Name	Position	RSUs
Robert V. Vitale	President and Chief Executive Officer	51,304
Jeff A. Zadoks	EVP and Chief Financial Officer	29,718
Diedre J. Gray	EVP, General Counsel and Chief Administrative Officer, Secretary	27,946
Howard A. Friedman	President and CEO, Post Consumer Brands	15,489
Mark W. Westphal	President, Foodservice	13,043
The RSU awards described above were made by the Committee through the use of the form of the stock-settled RSU award agreement, which was approved by the Committee on January 29, 2019 and which sets forth terms applicable to specific awards. The awards granted to Mr. Vitale, Mr. Friedman and Mr. Westphal vest in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements. Of the RSU awards granted to Mr. Zadoks and Ms. Gray, 15,087 and 13,315, respectively, of the RSUs vest in equal installments on the first, second and third anniversaries of the date of grant and the remaining 14,631 and 14,631, respectively, of the RSUs vest in full on the third anniversary of the date of grant, in each case subject to certain acceleration events described in the award agreements.
In addition, on November 17, 2020, the Committee approved awards of performance-based, stock-settled restricted stock units (“PRSUs”) to certain executive officers under the Plan. The performance metric for the PRSUs is the Company’s total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage (of Target)
≥85th	260%
75th	200%
50th	100%
25th	50%
<25th	0%
Vesting of the PRSUs accelerates in certain circumstances described in the award agreements.
The following table sets forth the target number of PRSUs which were awarded to the Company’s named executive officers:

Name	Position	PRSUs
Robert V. Vitale	President and Chief Executive Officer	51,304
Jeff A. Zadoks	EVP and Chief Financial Officer	29,718
Diedre J. Gray	EVP, General Counsel and Chief Administrative Officer, Secretary	27,946
Howard A. Friedman	President and CEO, Post Consumer Brands	15,489
Mark W. Westphal	President, Foodservice	13,043
(e)    Approval of New Form of Award Agreement
Effective November 17, 2020, the Committee approved a new form of award agreement, which will be used for grants of PRSUs (the “New Form”), including the PRSU awards above, and the terms of which are described in connection with the PRSU awards above. Such description of the terms of the New Form above does not purport to be complete and is qualified in its entirety by reference to the full text of the New Form, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
(e)     Amendments to Certain Outstanding Equity Awards
On November 17, 2020, the Committee approved an amendment to the award of 174,855 RSUs granted to Robert V. Vitale, the Company’s President and Chief Executive Officer, on February 2, 2016 (the “2016 RSUs”). In recognition of Mr. Vitale’s valuable service during a challenging year, the amendment accelerates the vesting of the 2016 RSUs from February 2, 2021 to December 15, 2020, subject to certain terms and conditions. All other terms and conditions of the 2016 RSUs remain unchanged.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based, Stock-Settled Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2020	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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